As filed with the Securities and Exchange Commission on February 9, 2009
Registration No. 333-____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________________

FIRST SECURITY GROUP, INC.
(Exact name of registrant as specified in its charter)

TENNESSEE	58-2461486
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
__________________________________

531 BROAD STREET
CHATTANOOGA, TENNESSEE 37402
(423) 266-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
__________________________________

RODGER B. HOLLEY
FIRST SECURITY GROUP, INC.
531 BROAD STREET
CHATTANOOGA, TENNESSEE 37402
(423) 266-2000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

___________________

Copies of Communications to:
ROBERT D. KLINGLER
BRYAN CAVE LLP
FOURTEENTH FLOOR
1201 W. PEACHTREE STREET, NW
ATLANTA, GA 30309
(404) 572-6810
___________________

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value	33,000 shares	$1,000.00	(1)	$33,000,000.00	$1,296.90
Warrants to Purchase Common Stock, and Underlying shares of Common Stock, $0.01 par value	823,627 shares(2)	$6.01	(3)	$4,949,998.27	$194.53
Total				$37,949,998.27	$1,491.43

(1)	Calculated in accordance with Rule 457(a).

(2)
In addition to the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, there are being registered hereunder (a) a warrant for the purchase of 823,627 shares of common stock with an initial per share exercise price of $6.01 per share, (b) the 823,627 shares of common stock issuable upon exercise of such warrant and (c) such additional number of shares of common stock, of a currently indeterminable amount as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in such warrant which shares of common stock are registered hereunder pursuant to Rule 416.

(3)	Calculated in accordance with Rule 457(i) with respect to the per share exercise price of the warrant of $6.01.
___________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

___________________

33,000 Shares of Fixed Rate Cumulative Perpetual
Preferred Stock, Series A

Common Stock Purchase Warrant for the
Purchase of up to 823,627 Shares of Common Stock
___________________

This prospectus relates to the potential resale from time to time by selling security holders of some or all of the shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, or the senior preferred stock, a warrant to purchase up to 823,627 shares of our common stock or the warrant, and any shares of our common stock issuable from time to time upon exercise of the Warrant.  In this prospectus, we refer to the preferred stock, the warrant and the shares of common stock issuable upon exercise of the warrant, collectively, as the securities.

The preferred stock and the warrant were issued and sold to the U.S. Department of the Treasury on January 9, 2009, pursuant to a Letter Agreement dated January 9, 2009, and the related Securities Purchase Agreement—Standard Terms, between us and the U.S. Department of the Treasury, which we sometimes refer to in this prospectus as the initial selling security holder.

The initial selling security holder and its successors, including transferees, which we collectively refer to as the selling security holders, may offer the securities from time to time or directly or through underwriters, broker-dealers or agents in one or more public or private transactions at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices.  If these securities are sold through underwriters, broker-dealers or agents, the selling security holders will be responsible for underwriting discounts or commissions or agents’ commissions.

The registration of the offered securities does not necessarily mean that any of the securities will be sold by the selling security holders.  We will not receive any cash proceeds if the securities are sold.

The senior preferred stock is not listed on any exchange and, unless requested by the initial security holder, we do not intend to list the senior preferred stock on any exchange.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “FSGI.”  On [DATE], the closing price for the common stock was [PRICE].

___________________

Investing in our securities involves a high degree of risk.  See “Risk Factors” on page 3 of this prospectus, as well as in supplements to this prospectus.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is [DATE].

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).  Under the shelf registration process, the selling security holders may, from time to time, sell the securities described in this prospectus in one or more offerings.  Additionally, under the shelf process, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more selling security holders.  Any such prospectus supplement will be attached to this prospectus.  Such prospectus supplement may also add, update or change information contained in this prospectus.

We have filed with the SEC under the Securities Act, a registration statement on Form S-3, of which this prospectus is a part, with respect to the offered securities.  This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC.  Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete.  You should refer to the copy of each contract or document filed as an exhibit to the registration statement for a complete description.

You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”  Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus.  Any information that is inconsistent with this prospectus will supersede the information in this prospectus or any prospectus supplement.

The information in this prospectus is accurate as of the date on the front cover.  You should not assume that the information contained in this prospectus is accurate as of any other date.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “First Security,” the “Company,” “we,” “us,” “our” or similar references mean First Security Group, Inc.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  Because it is a summary, it does not contain all of the information that you should consider before investing in our securities.  You should read the entire prospectus carefully, including the “Risk Factors” section and the other documents we refer to and incorporate by reference, in order to understand this offering fully.  In particular, we incorporate important business and financial information into this prospectus by reference.

We are a bank holding company headquartered in Chattanooga, Tennessee.  We currently operate 39 full service banking offices through our wholly-owned bank subsidiary, FSGBank, National Association.  We serve the banking and financial needs of various communities in eastern and middle Tennessee and northern Georgia.

On January 9, 2009, we entered into a Letter Agreement and related Securities Purchase Agreement—Standard Terms, which we refer to collectively as the “CPP Agreement,” pursuant to which we agreed to issue and sell, and the U.S. Treasury agreed to purchase, (i) 33,000 shares of First Security’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share, and (ii) a ten-year warrant to purchase up to 823,627 shares of First Security’s common stock, $0.01 par value per share, at an initial exercise price of $6.01 per share.  The warrant was immediately exercisable upon its issuance and will expire on January 9, 2019.

We are registering the shares of the senior preferred stock and the warrant sold to the Treasury pursuant to the transaction described above and elsewhere in this prospectus, as well as shares of First Security common stock to be issued upon the exercise of the warrant.  We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered under this prospectus.

Ratios of Earnings to Fixed Charges and Preferred Dividends

No shares of our senior preferred stock, or any other class of preferred stock, were outstanding during the years ended December 31, 2007, 2006, 2005, 2004 and 2003, or during the nine months ended September 30, 2008, and we did not pay a preferred stock dividend during these periods.  Consequently, the ratios of earnings to fixed charges and preferred dividends are the same as the ratios of earnings to fixed charges for the same periods listed above.  The ratios of earnings to fixed charges for the nine months ended September 30, 2008 and the years ended December 31, 2007, 2006, 2005, 2004 and 2003 are as follows:

	Nine months ended	Years ended December 31,
	September 30, 2008	2007	2006	2005	2004	2003
Excluding interest on deposits	3.02	6.51	14.11	21.98	8.36	8.56
Including interest on deposits	1.28	1.48	1.60	1.69	1.55	1.40

Note:	The ratio of earnings to fixed charges is calculated by adding income before income taxes plus fixed charges and dividing that sum by fixed charges.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “FSGI.”  Our principal executive offices are located at 531 Broad Street, Chattanooga, Tennessee 37402, and our telephone number is (423) 266-2000.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks set forth under “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, and in our update to those risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement.  Our business, financial condition or results of operations could be materially adversely affected by any of these risks.  The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.  In addition, you should also carefully consider the following risk factors specific to the particular securities discussed in this prospectus.

Risks Relating to Both the Series A Preferred Stock and Our Common Stock

The Series A Preferred Stock is equity and is subordinate to all of our existing and future indebtedness; regulatory and contractual restrictions may limit or prevent us from paying dividends on the Series A Preferred Stock and our common stock; and the Series A Preferred Stock places no limitations on the amount of indebtedness we and our subsidiaries may incur in the future.

Shares of the Series A Preferred Stock are equity interests in our company and do not constitute indebtedness.  As such, the Series A Preferred Stock, like our common stock, ranks junior to all indebtedness and other non-equity claims on our company with respect to assets available to satisfy claims on us, including in a liquidation of our company.  Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Series A Preferred Stock, as with our common stock, (1) dividends are payable only when authorized and declared by our Board of Directors and depend on our results of operations, financial condition, debt service requirements, other cash needs and any other factors our Board of Directors deems relevant, and (2) as a Tennessee corporation, we are subject to restrictions on payments of dividends out of lawfully available funds.  See “Description of Capital Stock and Securities.”

We are an entity separate and distinct from our principal subsidiary, FSGBank, N.A., and we derive substantially all of our revenue in the form of dividends and payments for services from that subsidiary.  Accordingly, we are and will be dependent upon dividends and payments from the Bank to pay the principal of, and interest on, our indebtedness, to satisfy our other cash needs and to pay dividends on the Series A Preferred Stock and its common stock.  The Bank’s ability to pay dividends is subject to its ability to earn net income and to meet certain regulatory requirements.  In the event the Bank is unable to pay dividends to First Security, we may not be able to pay dividends on our common stock or the Series A Preferred Stock.  See “Description of Capital Stock and Securities” in this prospectus.  Also, our right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization is subject to the prior claims of the subsidiary’s creditors.

We are also subject to certain contractual restrictions under the CPP Agreement that could prohibit us from declaring or paying dividends or making liquidation payments on its common stock or the Series A Preferred Stock.  The risk factors that follow more fully explain this risk.

In addition, the Series A Preferred Stock does not limit the amount of debt or other obligations we or our subsidiaries may incur in the future.  Accordingly, we and our subsidiaries may incur substantial amounts of additional debt and other obligations that will rank senior to the Series A Preferred Stock or to which the Series A Preferred Stock will be structurally subordinated.

The prices of the Series A Preferred Stock and our common stock may fluctuate significantly, and this may make it difficult for you to resell the Series A Preferred Stock and/or common stock when you want or at prices you find attractive.

There currently is no market for the Series A Preferred Stock, and we cannot predict how the Series A Preferred Stock or our common stock will trade in the future.  The market value of the Series A Preferred Stock and our common stock will likely continue to fluctuate in response to a number of factors including the following, most of which are beyond our control:

•	actual or anticipated quarterly fluctuations in our operating and financial results;

•	developments related to investigations, proceedings or litigation that involve us;

•	changes in financial estimates and recommendations by financial analysts;

•	dispositions, acquisitions and financings;

•	actions of our current stockholders, including sales of common stock by existing stockholders and our directors and executive officers;

•	fluctuations in the stock price and operating results of our competitors;

•	regulatory developments; and

•	developments related to the financial services industry.

The market value of the Series A Preferred Stock and our common stock may also be affected by conditions affecting the financial markets in general, including price and trading fluctuations.  These conditions may result in (i) volatility in the level of, and fluctuations in, the market prices of stocks generally and, in turn, the Series A Preferred Stock and our common stock and (ii) sales of substantial amounts of the Series A Preferred Stock or our common stock in the market that could be unrelated or disproportionate to changes in our operating performance.  These broad market fluctuations may adversely affect the market value of the Series A Preferred Stock and our common stock.

There may be future sales of additional common stock or preferred stock or other dilution of our equity, which may adversely affect the market price of our common stock or the Series A Preferred Stock.

We are not restricted from issuing additional common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities.  The market value of our common stock or the Series A Preferred Stock could decline as a result of sales by us of a large number of shares of common stock or preferred stock or similar securities in the market or the perception that such sales could occur.

Risks Specific to the Series A Preferred Stock

An active trading market for the Series A Preferred Stock may not develop.

The Series A Preferred Stock is not currently listed on any securities exchange and we do not anticipate listing the Series A Preferred Stock on an exchange unless we are requested to do so by Treasury pursuant to the CPP Agreement.  There can be no assurance that an active trading market for the Series A Preferred Stock will develop, or, if developed, that an active trading market will be maintained.  If an active market is not developed or sustained, the market value and liquidity of the Series A Preferred Stock may be adversely affected.

The Series A Preferred Stock may be junior in rights and preferences to our future preferred stock.

Subject to approval by the holders of at least 66 2/3% of the shares of Series A Preferred Stock then outstanding, voting together as a separate class, we may issue preferred stock in the future that is expressly senior to the Series A Preferred Stock.  The terms of any such future preferred stock may restrict dividend payments on the Series A Preferred Stock.  For example, the terms of any such senior preferred stock may provide that, unless full dividends for all of our outstanding preferred stock senior to the Series A Preferred Stock have been paid for the relevant periods, no dividends will be paid on the Series A Preferred Stock, and no shares of the Series A Preferred Stock may be repurchased, redeemed, or otherwise acquired by us.  This could result in dividends on the Series A Preferred Stock not being paid when contemplated.  In addition, in the event of our liquidation, dissolution or winding-up, the terms of the senior preferred stock may prohibit us from making payments on the Series A Preferred Stock until all amounts due to holders of the senior preferred stock in such circumstances are paid in full.

Holders of the Series A Preferred Stock have limited voting rights.

Unless we are in arrears on our dividend payments on the Series A Preferred Stock for six dividend periods, the holders of the Series A Preferred Stock will have no voting rights except with respect to certain fundamental changes in the terms of the Series A Preferred Stock and except as may be required by regulation or statute.  If dividends on the Preferred Stock are not paid in full for six dividend periods, the total number of positions on our Board of Directors will automatically increase by two and the holders of the Series A Preferred Stock, acting as a class with any other parity securities having similar voting rights, will have the right to elect two individuals to serve in the new director positions.  This right and the terms of such directors will end when we have paid in full all accrued and unpaid dividends for all past dividend periods.  See “Description of Capital Stock and Securities – Fixed Rate Cumulative Perpetual Preferred Stock, Series A – Voting.”  Based on the current number of members of our Board of Directors (eight), directors elected by the holders of the common stock would have a controlling majority of the Board and would be able to take any action approved by them notwithstanding any objection by the directors elected by the holders of the Series A Preferred Stock.

If we are unable to redeem the Series A Preferred Stock after five years, the cost of this capital to us will increase substantially.

If we are unable to redeem the Series A Preferred Stock within five years of its issuance, the cost of this capital to us will increase substantially, from 5.0% per annum ($1.65 million annually) to 9.0% per annum ($2.97 million annually).  Depending on our financial condition at the time, this increase in the annual dividend rate on the Series A Preferred Stock could have a material negative effect on our liquidity.

Risks Specific to the Common Stock

The CPP Agreement limits our ability to pay dividends on and repurchase our common stock.

The CPP Agreement provides that prior to the earlier of (i) January 9, 2012 and (ii) the date on which all of the shares of the Series A Preferred Stock have been redeemed by us or transferred by Treasury to third parties, we may not, without the consent of Treasury, (a) increase the cash dividend on our common stock or (b) subject to limited exceptions, redeem, repurchase or otherwise acquire shares of our common stock or preferred stock other than the Series A Preferred Stock or trust preferred securities.  In addition, we are unable to pay any dividends on our common stock unless we are current in our dividend payments on the Series A Preferred Stock.  These restrictions, together with the potentially dilutive impact of the warrant described below, could have a negative effect on the value of our common stock.  Moreover, holders of our common stock are entitled to receive dividends only when declared by our Board of Directors.  Although we have historically paid quarterly cash dividends on our common stock of $0.05 per share, we are not required to do so and our Board of Directors could reduce or eliminate our common stock dividend in the future.

The Series A Preferred Stock impacts net income available to our common stockholders and earnings per common share, and the warrant we issued to Treasury may be dilutive to holders of our common stock.

The dividends declared on the Series A Preferred Stock will reduce the net income available to common stockholders and our earnings per common share.  The Series A Preferred Stock will also receive preferential treatment in the event of liquidation, dissolution or winding up of our company.  Additionally, the ownership interest of the existing holders of our common stock will be diluted when the Treasury exercises the warrant we issued in conjunction with our sale of the Series A Preferred Stock.  The shares of common stock underlying the warrant represent approximately 5% of the shares of our common stock outstanding as of December 31, 2008 (including the shares issuable upon exercise of the warrant in total shares outstanding).  Although Treasury has agreed not to vote any of the shares of common stock it receives upon exercise of the warrant, a transferee of any portion of the warrant or of any shares of common stock acquired upon exercise of the warrant is not bound by this restriction.

The price of our common stock can be volatile.

The price of our common stock can fluctuate widely in response to a variety of factors.  Factors include actual or anticipated variations in our quarterly operating results, recommendations by securities analysts, operating and stock price performance of other companies, news reports, results of litigation and other factors, including those described in this “Risk Factors” section.  General market fluctuations, industry factors and general economic conditions and events, such as economic slowdowns or recessions, interest rate changes and credit loss trends could also cause our common stock price to decrease regardless of our operating results.  Our common stock also has a low average daily trading volume relative to many other stocks, which may limit an investor’s ability to quickly accumulate or divest themselves of large blocks of our stock.  This can lead to significant price swings even when a relatively small number of shares are being traded.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any prospectus supplement, including information included or incorporated by reference, may contain forward-looking statements for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934.  Forward-looking statements relate to future events or our future financial performance and may involve known or unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of First Security to be materially different from future results, performance, or achievements expressed or implied by such forward-looking statements.  Forward-looking statements include statements using the words such as “may,” “will,” “anticipate,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “intend,” “seeks,” or other similar words and expressions of the future.

These forward-looking statements involve risks and uncertainties, and may not be realized due to a variety of factors, including, without limitation: the effects of future economic conditions, governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; the costs of evaluating possible acquisitions and the risks inherent in integrating acquisitions; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in First Security’s market area and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and, the failure of assumptions underlying the establishment of reserves for possible loan losses.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in “Risk Factors” above, in our prospectus supplement and in our reports filed with the SEC.  We believe the expectations reflected in our forward-looking statements are reasonable, based on information based to us on the date hereof.  However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and all written or oral forward-looking statements attributable to First Security are expressly qualified in their entirety by this section.

ABOUT FIRST SECURITY

We are a bank holding company headquartered in Chattanooga, Tennessee.  We currently operate 39 full service banking offices and five loan and lease production offices through our wholly-owned bank subsidiary, FSGBank.  We serve the banking and financial needs of various communities in eastern and middle Tennessee and northern Georgia.

Through FSGBank, we offer a range of lending services which are primarily secured by single and multi-family real estate, residential construction and owner-occupied commercial buildings.  In addition, we make loans to small and medium-sized businesses, as well as to consumers for a variety of purposes.  Our principal source of funds for loans and investing in securities is core deposits.  We offer a wide range of deposit services, including checking, savings, money market accounts and certificates of deposit.  We obtain most of our deposits from individuals and businesses in our market areas.  We actively pursue business relationships by utilizing the business contacts of our Board of Directors, senior management and local bankers, thereby capitalizing on our knowledge of the local marketplace.

First Security was incorporated in 1999 as a Tennessee corporation to serve as a bank holding company, and is regulated and supervised by the Board of Governors of the Federal Reserve System (Federal Reserve Board).  As of December 31, 2008, we had total assets of approximately $1.3 billion, total deposits of approximately $1.1 billion and shareholders’ equity of approximately $144.2 million.

DESCRIPTION OF CAPITAL STOCK AND SECURITIES

First Security Capital Stock

The authorized capital stock of First Security presently consists of 50,000,000 shares of common stock and 10,000,000 shares of preferred stock.  As of December 31, 2008, 16,419,883 shares of our common stock were issued and outstanding and 1,464,545 shares were issuable upon exercise of outstanding stock options and approximately 645,878 shares were reserved for future issuance under our stock option plans.  As of January 9, 2009, 33,000 shares of preferred stock were outstanding.  The description of our capital stock set forth below is only a summary.  The full terms of our capital stock are set forth in Exhibits 4.1, 4.2 and 4.3 to the registration statement of which this prospectus is a part and incorporated by reference herein.

The remaining 9,967,000 authorized but unissued shares of preferred stock are typically referred to as “blank check” preferred stock.  This term refers to preferred stock for which the rights and restrictions are determined by the board of directors of a corporation.  Under our Charter, our board of directors has the authority, without any further shareholder vote or action, to issue the remaining preferred stock in one or more series and to fix, determine or amend the relative rights and preferences of any series so established, within the limitations set forth by the Tennessee Business Corporation Act, relating to the powers, designations, rights, preferences, and restrictions thereof, including but not limited to:

•	dividend rights;

•	conversion rights;

•	voting rights;

•	redemption terms;

•	liquidation preferences: and

•	the number of shares constituting each series.

The existence of blank-check preferred stock could have the effect of making it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control.  However, the Board of Directors has represented that it will not, without prior shareholder approval, issue any series of preferred stock for any defensive or anti-takeover purpose or for the purpose of implementing any shareholder rights plan.  Within the limits described above, the Board may issue preferred stock for capital raising transactions, acquisitions, joint ventures or other corporate purposes that has the effect of making an acquisition of the Company more difficult or costly, as could also be the case if the Board were to issue additional common stock for such purposes.

The following is a summary of the general terms of the securities being registered in the registration statement of which this prospectus is a part.

Fixed Rate Cumulative Perpetual Preferred Stock, Series A

We have designated 33,000 shares of preferred stock as “Fixed Rate Cumulative Preferred Stock, Series A,” which we refer to in this prospectus as the senior preferred stock.  These shares were issued to the U.S. Department of the Treasury on January 9, 2009, pursuant to the U.S. Treasury’s Capital Purchase Program, or CPP.  The following is a summary of the material provisions of the senior preferred stock.

Ranking

The senior preferred stock ranks senior to our common stock and will rank pari passu with preferred shares other than preferred shares which by their terms rank junior to any existing preferred shares.

Dividend and Repurchase Rights

Cumulative dividends on shares of the senior preferred stock accrue on the liquidation preference of $1,000 per share at a rate of 5% per annum for the first five years following the date of issue, and at a rate of 9% per annum thereafter, if, as and when declared by our board of directors out of funds legally available therefor.  Dividends will be payable in arrears on the 15th day of February, May, August and November of each year.  Unpaid dividends are compounded (i.e., dividends are paid on the amount of unpaid dividends).  The senior preferred stock has no maturity date and ranks senior to our common stock with respect to the payment of dividends and distributions.

As long as the senior preferred stock is outstanding, First Security will not be able to pay dividends on any common stock shares or any preferred shares ranking pari passu with the senior preferred stock, unless all dividends on the senior preferred stock have been paid in full.

Until the earlier of the third anniversary of the Treasury’s investment or the date on which the Treasury has transferred all of the senior preferred stock to unaffiliated third parties or such stock is redeemed in full, First Security may not, without the consent of the Treasury, increase the amount of cash dividends on our common stock above $0.05 per quarter.  The Treasury’s consent is not required where dividends on common stock are payable solely in shares of First Security common stock.

The Treasury’s consent will be required for any repurchase of First Security common stock or other capital stock or other equity securities of First Security or any trust preferred securities, other than repurchases of the senior preferred stock and share repurchases in connection with any employee benefit plan in the ordinary course of business consistent with past practice, until the earlier of the third anniversary of the Treasury’s investment or the date on which the senior preferred shares are redeemed in whole or the Treasury has transferred all of the senior preferred shares to unaffiliated third parties.

For so long as the Treasury continues to own any senior preferred stock, First Security may not repurchase any shares of senior preferred stock from any other holder of such shares unless we offer to repurchase a ratable potion of the senior preferred shares then held by the Treasury on the same terms and conditions.

Redemption

Subject to the approval of the Federal Reserve Board, the senior preferred stock is redeemable at our option at 100% of the liquidation preference, provided, however, that the senior preferred stock may be redeemed prior to the first dividend payment date falling after January 9, 2012, the third anniversary of the issue date, only if:

•	we have raised aggregate gross proceeds in one or more offerings of Tier 1 qualifying perpetual preferred stock or common stock for cash in excess of $33,000,000;

•	the aggregate redemption price does not exceed the aggregate net proceeds from such “Qualified Equity Offerings.”

After January 9, 2012, we may redeem the senior preferred stock, in whole or in part, at any time and from time to time, at our option.  All redemptions must be at 100% of the issue price plus any accrued and unpaid dividends, and will be subject to the approval of our primary federal banking regulator.  There is no sinking fund associated with the senior preferred stock.

Conversion

Shares of senior preferred stock are not convertible.

Rights Upon Liquidation

The senior preferred stock ranks senior to our common stock with respect to amounts payable upon our liquidation, dissolution and winding up, and will rank pari passu with preferred shares other than preferred shares which by their terms rank junior to any existing preferred shares.

Voting

The senior preferred stock is non-voting, other than class voting rights on:

•	any authorization or issuance of shares ranking senior to the senior preferred stock;

•	any amendment to the rights of the senior preferred stock; or

•	any merger, exchange or similar transaction which would adversely affect the rights of the senior preferred stock.

If dividends on the senior preferred stock are not paid in full for six dividend periods, whether or not consecutive, the holder of the senior preferred stock will have the right to elect two directors.  The right to elect directors ends when full dividends have been paid for four consecutive dividend periods.

TARP CPP Common Stock Purchase Warrant

The warrant was issued by us to the U.S. Department of the Treasury pursuant to the CPP.  The warrant grants the holder the right to purchase up to 823,627 shares of our common stock, $0.01 par value per share.  The following is a summary of the principal terms of the warrant issued to the U.S. Treasury.  The full terms of the warrant are set forth in Exhibit 4.7 to the registration statement of which this prospectus is a part and incorporated by reference herein.

Exercise

The warrant is immediately exercisable, in whole or in part, and the initial exercise price is $6.01 per share.

Anti-Dilution

The exercise price of the warrant automatically adjusts to the number of shares and the exercise price necessary to protect the U.S. Treasury’s position upon the following events:

•	stock splits, stock dividends, subdivisions, reclassifications or combinations of our common stock;

•
until January 9, 2012, issuance of our common stock for consideration (or having a conversion price per share) of less than 90% of the then current market value, except for issuances in connection with benefit plans, business acquisitions and public offerings;

•
a determination by our board of directors to make an adjustment to the anti-dilution provisions as is reasonably necessary, in the good faith opinion of the board, to protect the purchase rights of the Warrant holders.

Term

The term of the warrant is 10 years.

Transferability and Registration Rights

The warrant is not subject to any contractual restrictions on transfer, provided that the Treasury may only transfer or exercise an aggregate of one-half of the warrant prior to the earlier of (i) the date on which we have received aggregate gross proceeds of not less than $33,000,000 from one or more offerings of common stock or perpetual preferred stock for cash and (ii) December 31, 2009.

We have granted to the warrant holder piggyback registration rights for the warrant and the common stock underlying the warrant and we have agreed to take such other steps as may be reasonably requested to facilitate the transfer of the warrant and the common stock underlying the warrant.

We have applied for the NASDAQ listing of the common stock underlying the warrant and will take such other steps as may be reasonably requested to facilitate the transfer of the warrant or the common stock underlying the warrant.

Voting

The U.S. Treasury, the initial holder of the warrant, has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the warrant.

Reduction

In the event that we have received aggregate gross proceeds of not less than $33,000,000 from one or more Qualified Equity Offerings of common stock or perpetual preferred stock for cash on or prior to December 31, 2009, the number of shares of common stock underlying the warrants then held by the U.S. Treasury will be reduced by a number of shares equal to the product of (i) the number of shares originally underlying the warrant (taking into account all adjustments) and (ii) 0.5.

Substitution

In the event we are no longer listed or traded on a national securities exchange or securities association, the warrants will be exchangeable, at the option of the U.S. Treasury, for senior debt or another economic instrument or security issued by us such that the U.S. Treasury is appropriately compensated for the value of the warrant, as determined by the U.S. Treasury.

Common Stock

Introduction

The following section describes the material features and rights of our common stock.  The summary does not purport to be exhaustive and is qualified in its entirety by reference to our Amended and Restated Articles of Incorporation (“Articles of Incorporation”) and our Bylaws (“Bylaws”), each of which is filed as an exhibit to the registration statement of which this prospectus is a part, and to applicable Tennessee law.

General

The holders of our common stock have one vote per share on all matters submitted to a vote of our shareholders.  There are no cumulative voting rights for the election of directors.  Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of legally available funds, subject to preferences that may be applicable to any outstanding series of preferred stock.  In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.  Holders of shares of our common stock have no preemptive, subscription, redemption, sinking fund or conversion rights.

Dividends

The holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available therefor.  Our ability to pay dividends depends on the amount of dividends paid to us by our subsidiaries.  The payment of dividends is subject to government regulation, in that regulatory authorities may prohibit banks and bank holding companies from paying dividends in a manner that would constitute an unsafe or unsound banking practice.  In addition, a bank may not pay cash dividends if doing so would reduce the amount of its capital below that necessary to meet minimum regulatory capital requirements.  State laws also limit a bank’s ability to pay dividends.  Accordingly, the dividend restrictions imposed on our subsidiaries by statute or regulation effectively may limit the amount of dividends we can pay.

Holders of preferred stock and debt securities, however, have a priority right to distributions and payment over our common stock.  The dividend rights of holders of our common stock are qualified and subject to the dividend rights of holders of our outstanding preferred stock as described above.

Transfer Agent

The transfer agent and registrar for our common stock is Registrar and Transfer Company.

Antitakeover Effects of Certain Provisions in our Articles, Bylaws and Tennessee Law

Various anti-takeover protections for Tennessee corporations are set forth in the Tennessee Business Corporation Act, the Business Combination Act, the Control Share Acquisition Act, the Greenmail Act, and the Investor Protection Act.  Because First Security’s common stock is registered with the SEC under the Securities Exchange Act of 1934, the Business Combination Act automatically applies to First Security unless the shareholders adopt a charter or bylaw amendment that expressly excludes First Security from the anti-takeover provisions of the Business Combination Act two years prior to a proposed takeover.  The Board of Directors has no present intention of recommending such charter or bylaw amendment.

The Business Combination Act imposes a five-year standstill on transactions such as mergers, share exchanges, sales of significant assets, liquidations, and other interested party transactions between Tennessee corporations and “interested shareholders” and their associates or affiliates, unless the business combination is approved by the Board of Directors before the interested shareholder acquires 10% or more of the beneficial ownership of any class of the corporation’s voting securities.  Thereafter, the transaction either requires a two-thirds vote of the shareholders other than the interested shareholder or must satisfy certain fair price standards.

The Business Combination Act also provides exculpatory protection for the Board of Directors in refusing to waive the protections afforded under the Business Combination Act and/or Control Share Act, or for resisting mergers, exchanges, tender offers, and similar transactions based on criteria other than price.  A Tennessee corporation’s charter may specifically authorize the members of its board of directors, in the exercise of their judgment, to give due consideration to factors other than price and to consider whether a merger, exchange, tender offer, or significant disposition of assets would adversely affect the corporation’s employees, customers, suppliers, the communities in which the corporation operates, or any other relevant factor in the exercise of their fiduciary duty to the shareholders.  First Security’s Articles of Incorporation authorizes our Board of Directors to take into consideration, in addition to price, the following factors in connection with a merger, tender offer, or other proposed business combination:

(a)	the business, financial condition, and earnings prospects of the acquiring person;

(b)	the competence, experience, and integrity of the acquiring person;

(c)	our prospects as an independent entity; and

(d)	the social and economic impact of the proposed transaction on us and our employees, depositors, loan and other customers, creditors, and the communities in which we operate.

The provisions of First Security’s Articles of Incorporation may have the effect of protecting us from unwanted takeover bids because the Board of Directors is permitted by the Articles of Incorporation to take into account in good faith all relevant factors in performing its duly authorized duties.

The Control Share Acquisition Act limits the voting rights of shares owned by a person above certain percentage thresholds (generally 20%) unless the non-interested shareholders of the corporation approve the acquisition of additional shares by the interested shareholder above the designated threshold.  However, the Control Share Acquisition Act applies only to corporations whose articles of incorporation or bylaws contain an express declaration that control share acquisitions are to be governed by the Control Share Acquisition Act.  In addition, the articles of incorporation or bylaws may specifically provide for the redemption of the control shares (shares in excess of the designated threshold) or appraisal rights for dissenting shareholders in a control share transaction.  Neither First Security’s Articles of Incorporation nor its Bylaws currently contain a provision that subjects First Security to the provisions of the Control Share Acquisition Act, and the Board of Directors has no present intention of adopting any such bylaw amendment.  However, the Board of Directors could adopt such a bylaw amendment at any future time by majority vote based on facts and circumstances then present.

The Greenmail Act applies to a Tennessee corporation that has a class of voting stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act.  Under the Greenmail Act, First Security may not purchase any of its shares at a price above the market value of such shares from any person who holds more than 3% of the class of securities to be purchased if such person has held such shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by First Security or First Security makes an offer, of at least equal value per share, to all shareholders of such class.

The Investor Protection Act generally requires the registration, or an exemption from registration, before a person can make a tender offer for shares of a Tennessee corporation which, if successful, would result in the person beneficially owning more than 10% of any class.  Registration requires the filing with the Tennessee Commissioner of Commerce and Insurance of a registration statement, a copy of which must be sent to the target company, and the public disclosure of the material terms of the proposed offer.  The Investor Protection Act also prohibits fraudulent and deceptive practices in connection with takeover offers, and provides remedies for violations.

The Investor Protection Act does not apply to an offer involving a vote by holders of equity securities of the target company, pursuant to its certificate of incorporation, on a merger, consolidation, or sale of corporate assets in consideration of the issuance of securities of another corporation, or on a sale of its securities in exchange for cash or securities of another corporation.  Also excluded from the Investor Protection Act are tender offers that are open on substantially equal terms to all shareholders, are recommended by the board of directors of the target company, and include full disclosure of all terms.

Finally, as noted above under “—Description of Capital Securities,” our board of directors, without shareholder approval, has the authority under our Articles of Incorporation to issue preferred stock with rights superior to the rights of the holders of common stock.  As a result, preferred stock, while not intended as a defensive measure against takeovers, could be issued quickly and easily, could adversely affect the rights of holders of common stock and could make it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control.  However, the Board of Directors has represented that it will not, without prior shareholder approval, issue any series of preferred stock for any defensive or anti-takeover purpose or for the purpose of implementing any shareholder rights plan.  Within the limits described in “Description of Capital Stock and Securities,” the Board may issue preferred stock for capital raising transactions, acquisitions, joint ventures or other corporate purposes that has the effect of making an acquisition of the Company more difficult or costly, as could also be the case if the Board were to issue additional common stock for such purposes.

The provisions described above, to the extent applicable, will have the general effect of discouraging, or rendering more difficult, unfriendly takeover or acquisition attempts.  Consequently, such provisions would be beneficial to current management in an unfriendly takeover attempt but could have an adverse effect on shareholders who might wish to participate in such a transaction.  However, First Security believes that such provisions are advantageous to the shareholders in that these provisions will permit management and the shareholders to carefully consider and understand a proposed acquisition, lead to higher offering prices, and require a higher level of shareholder participation in the decision if the transaction is not approved by our Board of Directors.

USE OF PROCEEDS

This prospectus relates to the described securities that may be offered and sold from time to time by the selling security holders, who will receive all of the proceeds from the sale of the securities.  We will not receive any of the proceeds from the sale of the securities by the selling security holders.  The costs and expenses incurred in connection with the registration under the Securities Act of the offered securities will be paid by us. If the warrant is exercised in full for cash, we will receive proceeds of approximately $49 million, which we intend to use for general corporate purposes.

RATIOS OF EARNINGS TO FIXED CHARGES

Our historical consolidated ratios of earnings to fixed charges for the periods indicated, both including and excluding interest on deposits, are set forth in the table below.  During all periods presented below, we had no shares of preferred stock outstanding.  The ratio of earnings to fixed charges is computed by dividing (i) income before income taxes and fixed charges by (ii) total fixed charges.  For purposes of computing these ratios, fixed charges excluding interest on deposits represents interest and amortization of debt discount and expense, including amounts capitalized, and the estimated interest portion of rents, and fixed charges including interest on deposits represents each of the foregoing amounts plus interest expense on deposits.

	Nine months ended September 30, 2008	Years ended December 31,
		2007	2006	2005	2004	2003
Excluding interest on deposits	3.02	6.51	14.11	21.98	8.36	8.56
Including interest on deposits	1.28	1.48	1.60	1.69	1.55	1.40

PLAN OF DISTRIBUTION

The selling security holders and their successors, including their transferees, may sell all or a portion of the offered securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling security holders or the purchasers of the securities.  These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices.  These sales may also be effected in transactions, which may involve crosses or block transactions.

If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold in one or more transactions:

•
on any national securities exchange or quotation service on which the senior preferred stock or the common stock may be listed or quoted at the time of sale, including as of the date of this prospectus the Nasdaq Global Select Market in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an exchange or otherwise.

In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In connection with the sale of the securities or otherwise, the selling security holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock issuable upon exercise of the warrant and deliver common stock to close out short positions, or loan or pledge the senior preferred stock or the common stock issuable upon exercise of the warrant to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling security holders from the sale of the securities will be the purchase price of the securities less discounts and concessions, if any.

In effecting sales, broker-dealers or agents engaged by the selling security holders may arrange for other broker-dealers to participate.  Broker-dealers or agents may receive commissions, discounts or concessions from the selling security holders in amounts negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling security holders and any broker-dealers who execute sales for the selling security holders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales.  Any profits realized by the selling security holders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.  Selling security holders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities and Exchange Act

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling security holders.  In addition, we will make copies of this prospectus available to selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, including Rule 153 under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission allowed or reallowed or paid to any dealer and the proposed selling price to the public.

We do not intend to apply for listing of the senior preferred stock on any securities exchange or for inclusion of the senior preferred stock in any automated quotation system unless requested by the initial selling security holder.  No assurance can be given as to the liquidity of the trading market, if any, for the senior preferred stock.

We have agreed to indemnify the selling security holders against certain liabilities, including certain liabilities under the Securities Act.  We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities covered by this prospectus.

SELLING SECURITY HOLDERS

On January 9, 2009, we issued the securities covered by this prospectus to the U.S. Department of Treasury, which is the initial selling security holder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act.  The initial selling security holder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own.  The securities to be offered under this prospectus for the account of the selling security holders consist of:

•	33,000 shares of senior preferred stock, representing beneficial ownership of 100% of the senior preferred stock outstanding as of the date of this prospectus;

•	a warrant to purchase 823,627 shares of our common stock; and

•	823,627 shares of our common stock issuable upon exercise of the warrant, which shares, if issued, would represent approximately 5% of our common stock outstanding as of December 31, 2008.

For purposes of this prospectus, we have assumed that, after the completion of the offering, none of the securities covered by this prospectus will be held by the selling security holders.

Beneficial ownership is determined in accordance with rules of the SEC and includes voting and investment power with respect to the securities.  To our knowledge, the initial selling security holder has sole voting and investment power with respect to the securities.

We do not know when or in what amounts the selling security holders may offer the securities for sale.  The selling security holders might not sell any or all of the securities offered by this prospectus.  Because the selling security holders may offer all or some of the securities pursuant to this offering, and because currently no sale of the securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling security holders after completion of the offering.

Other than with respect to the acquisition of the securities, the initial selling security holder has not had a material relationship with us.

Information about the selling security holders may change over time and changed information will be set forth in one or more supplements to this prospectus if and when necessary.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus has been passed upon by Hunter, Smith & Davis, LLP.

EXPERTS

The consolidated financial statements of First Security Group, Inc. and subsidiary as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 included in our annual report on Form 10-K for the year ended December 31, 2007, which are incorporated by reference in this registration statement and prospectus, have been audited by Joseph Decosimo and Company, PLLC, an independent registered public accounting firm, as indicated in its reports which are incorporated by reference given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

First Security is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements, and other information with the SEC.  Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities of the SEC at 100 F Street, N.E., Washington, DC 20549.  Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549.  In addition, such reports, proxy statements, and other information are available from the SEC’s web site (www.sec.gov).

We have filed with the SEC a registration statement on Form S-3, which registers the securities that we may offer under this prospectus.  This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all the information required to be set forth in the registration statement.  We believe that we have included or incorporated by reference all information material to investors in this prospectus, but some details that may be important for specific investment purposes have not been included.  For further information, you should read the registration statement and the exhibits filed with or incorporated by reference into the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus.  This means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement:

•
Annual Report on Form 10-K for the year ended December 31, 2007, filed March 17, 2008 (including those portions of our Proxy Statement on Schedule 14A relating to our 2008 Annual Meeting of Stockholders, which was filed on April 22, 2008, incorporated by reference therein);

•
Quarterly Reports on Form 10-Q for the quarter ended March 31, 2008, filed May 9, 2008; for the quarter ended June 30, 2008, filed August 8, 2008; and for the quarter ended September 30, 2008, filed November 7, 2008; and

•	Current Reports on Form 8-K filed December 10, 2008 and January 9, 2009.

In addition, all documents and reports filed by First Security subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters the all securities remaining unsold, shall be deemed to be incorporated by reference in this prospectus and be a part hereof from the date of filing of such documents or reports.  Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this registration statement.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

A copy of any of the documents referred to above will be furnished, without charge, by writing to First Security, 531 Broad Street, Chattanooga, Tennessee 37402, Attention: William L. (Chip) Lusk, Jr., Secretary of the Board.  In addition, we maintain a corporate website, www.fsgbank.com.  We make available through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.  This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement, prospectus and any prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Expenses of Issuance and Distribution

The expenses relating to the registration of the securities will be borne by the registrant.  Such expenses, other than the SEC registration fee, are estimated to be as follows:

Securities and Exchange Commission Registration Fee	$1,491
Fees and expenses of accountants	5,000
Fees and expenses of counsel	7,500
Stock exchange listing fees	0
Printing expenses	1,500
Transfer agent fees	0
Miscellaneous	1,009
Total	$16,500

Item 15.	Indemnification of Directors and Officers

The Tennessee Business Corporation Act provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation's best interest, (iii) in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation, and (iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful.  In actions brought by or in the right of the corporation, however, the Tennessee Business Corporation Act provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation.  In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as an officer or director of a corporation, the Tennessee Business Corporation Act mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding.  The Tennessee Business Corporation Act also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that personal benefit was improperly received.  Notwithstanding the foregoing, the Tennessee Business Corporation Act provides that a court of competent jurisdiction, upon application, may order than an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (i) such officer or director was adjudged liable to the corporation in a proceeding by or in right of the corporation, (ii) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (iii) such officer or director breached his duty of care to the corporation.

The Bylaws provide that no director shall be personally liable to First Security or its shareholders for monetary damages for breach of any fiduciary duty as a director except for liability for (i) any breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the types of liability set forth in Section 48-18-304 of the Tennessee Business Corporation Act, which provides that directors who vote for unlawful distributions of corporate funds will be held personally liable to the corporation for the amount of any such distribution, or (iv) for any act or omission occurring before the effective date of the Articles of Incorporation.

Item 16.	Exhibits

Exhibit No.	Description of Exhibits
4.1	Amended and Restated Articles of Incorporation.(1)
4.2	Articles of Amendment to the Charter of Incorporation.(2)
4.3	Articles of Amendment to the Charter of Incorporation.(3)
4.4	Form of Common Stock Certificate.(4)
4.5	Form of Series A Preferred Stock Certificate.(5)
4.6	Bylaws.(6)
4.7	Warrant to Purchase up to 823,627 shares of Common Stock, dated January 9, 2009.(7)
5	Opinion of Hunter, Smith & Davis, LLP regarding legality of securities.
12	Computation of Ratios of Earnings to Fixed Charges.
23.1	Consent of Hunter, Smith & Davis, LLP (contained in its opinion filed as Exhibit 5).
23.2	Consent of Joseph Decosimo and Company, PLLC.
24	Power of Attorney (included on signature page to the Registration Statement).

(1)	Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

(2)	Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed January 9, 2009.

(3)	Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed January 9, 2009.

(4)	Incorporated by reference to First Security’s Registration Statement on Form S-1 filed April 20, 2001, File No. 333-59338.

(5)	Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed January 9, 2009.

(6)	Incorporated by reference to First Security’s Registration Statement on Form S-1 filed April 20, 2001, File No. 333-59338.

(7)	Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed January 9, 2009.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

1.         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.         That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.         That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.         That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.         That:

(i)            For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 434(b)(1) of (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)           For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on February 9, 2009.

FIRST SECURITY GROUP, INC.

By:	/s/ Rodger B. Holley
Rodger B. Holley
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes Rodger B. Holley and William L. Lusk, Jr. and each of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the within registration statement (as well as any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, each acting alone may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on February 9, 2009.

Signature	Title

/s/ Rodger B. Holley	Chief Executive Officer and
Rodger B. Holley	Chairman of the Board of Directors
(Principal Executive Officer)

/s/ William L. Lusk, Jr.	Secretary, Chief Financial Officer and
William L. Lusk, Jr.	Executive Vice President
(Principal Financial Officer)

/s/ John R. Haddock	Controller and Vice-President
John R. Haddock
(Principal Accounting Officer)

/s/ J.C. Harold Anders	Director
J. C. Harold Anders

/s/ Randall L. Gibson	Director
Randall L. Gibson

/s/ Carol H. Jackson	Director
Carol H. Jackson

/s/ Ralph L. Kendall	Director
Ralph L. Kendall

/s/ William B. Kilbride	Director
William B. Kilbride

/s/ D. Ray Marler	Director
D. Ray Marler

/s/ Lloyd L. Montgomery, III	Director, President and
Lloyd L. Montgomery, III	Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
4.1	Amended and Restated Articles of Incorporation.(1)
4.2	Articles of Amendment to the Charter of Incorporation.(2)
4.3	Articles of Amendment to the Charter of Incorporation.(3)
4.4	Form of Common Stock Certificate.(4)
4.5	Form of Series A Preferred Stock Certificate.(5)
4.6	Bylaws.(6)
4.7	Warrant to Purchase up to 823,627 shares of Common Stock, dated January 9, 2009.(7)
5	Opinion of Hunter, Smith & Davis, LLP regarding legality of securities.
12	Computation of Ratios of Earnings to Fixed Charges.
23.1	Consent of Hunter, Smith & Davis, LLP (contained in its opinion filed as Exhibit 5).
23.2	Consent of Joseph Decosimo and Company, PLLC.
24	Power of Attorney (included on signature page to the Registration Statement).

(1)	Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

(2)	Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed January 9, 2009.

(3)	Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed January 9, 2009.

(4)	Incorporated by reference to First Security’s Registration Statement on Form S-1 filed April 20, 2001, File No. 333-59338.

(5)	Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed January 9, 2009.

(6)	Incorporated by reference to First Security’s Registration Statement on Form S-1 filed April 20, 2001, File No. 333-59338.

(7)	Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed January 9, 2009.